AMENDMENT NO. 2
                                       TO
                               TERM LOAN AGREEMENT


      This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this "Amendment") is dated to be effective as of July 29, 2005, and is entered into between NUWAY MEDICAL, INC., a corporation organized under the laws of the state of Delaware (the "Borrower"), and AUGUSTINE II, LLC, a limited liability company formed under the laws of the State of Delaware (the "Lender").
                                   BACKGROUND:

      Borrower and Lender are parties to that certain Term Loan Agreement dated as of June 10, 2003, as amended by that certain Amendment No. 1 to Term Loan Agreement dated effective March 30, 2004 (the Term Loan Agreement, as so amended, the "Agreement"). Pursuant to the Agreement, Borrower and Lender have also entered into that certain Pledge Agreement dated as of June 10, 2003 (the "Pledge Agreement"), and Borrower previously has delivered to Lender an Amended and Restated Convertible Term Note (the "Existing Note") and Amended and Restated Warrant to Purchase Common Stock No. AG-1 (the "Existing Warrant"), each dated as of March 30, 2004 (the Pledge Agreement, Existing Note and Existing Warrant, together with the Agreement, the "Loan Documents"). Borrower has requested that Lender extend the maturity date of the term loan evidenced by the Loan Documents, and in consideration of Lender's willingness to do so has agreed to issue an additional Warrant.

      Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

      1. Extension of Maturity Date. The Term Loan Maturity Date is hereby extended to May 1, 2006, and the last sentence of Section 1.2 of the Agreement is amended accordingly.

      2. Amended Note. The Existing Note shall be replaced by the Second Amended and Restated Term Note in the form attached hereto as Exhibit A (the "Second Amended Note"), and upon delivery of the executed Amended Note to Lender, Lender shall deliver the Existing Note to Borrower. Thereafter, all references in the Agreement to "Term Note" shall be deemed to be references to the Amended Note.

      3. Additional Warrant. The Borrower shall issue to the Lender an additional warrant number AG-II that allows the Lender to purchase up to 8,000,000 shares of the Borrower's common stock for $0.005 per share. (the "Second Warrant") The value of this warrant is $40,000. Thereafter, all references in the Agreement to "Warrant" shall be deemed to be references collectively to the Existing Warrant, and the Second Warrant.

      3. Representations, Warranties and Covenants.

            The representations of Borrower in the Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date hereof as though each of said representations and warranties was made on the date hereof except for those representations and warranties which are made as of a specified date in the applicable Loan Document.


      4. Amendment Supplementary. This Amendment, the Second Amended Note and the Second Warrant are supplementary to the Loan Documents. All of the provisions of the Loan Documents, including without limitation the right to declare principal and accrued interest due for any cause specified in the Loan Documents, shall remain in full force and effect except as expressly modified. The Agreement and the other Loan Documents and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Agreement and the other Loan Documents shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Agreement and the other Loan Documents shall continue in full force and effect and the Agreement, the other Loan Documents, this Amendment, the Second Amended Note and the Second Warrant shall be read, taken and construed as one and the same instrument. On and after the date hereof, any references in the Loan Documents to the Agreement shall mean the Agreement as amended hereby, any references to the Note shall mean the Second Amended Note and any references to the Warrant shall mean the Existing Warrant and the Second Warrant.

      6. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Agreement, or any other Loan Document or any amendments thereto (collectively, the "Claims"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts exist as of the date of this Amendment which would or could give rise to any Claim against or with respect to the enforcement of the Agreement, or any other Loan Document, as amended by the amendments and/or restatements thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice. In furtherance of the intention of the parties, Borrower hereby expressly waives any and all rights conferred upon it by the provisions of any applicable law which would provide that "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor." Borrower hereby understands and acknowledges the significance and consequences of the foregoing release and waiver.

      7. Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Amendment; that it has read and fully understands the terms hereof, that


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

Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Amendment, and that it intends to be bound hereby.

      8. Counterparts. This Amendment may be executed in one or more counterparts, which counterparts, when taken together and collated shall constitute one agreement.


      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first above written.

                                          NUWAY MEDICAL, INC.

                                                /s/Dennis Calvert
                                          By:
                                               ------------------------------
                                                Dennis Calvert, President


                                          AUGUSTINE II, LLC

                                          By:   AUGUSTINE CAPITAL MANAGEMENT,
                                                L.L.C., its manager

                                          By:
                                               ------------------------------
                                                Thomas F. Duszynski
                                                Member and Authorized Officer